Exhibit 10.b

Masco Corporation
                                        17450 College Parkway
                                        Livonia, MI 48152
                                        www.masco.com

Via Email

May 31, 2023

Dear John:

I am pleased that you have agreed to consult with Masco Corporation (“Masco”). Below are the relevant terms of our agreement.

A.Services. Beginning June 1, 2023, you will act as a consultant for Masco, advising on business and finance issues where your expertise is needed.
B.Compensation. Your compensation will be $500 per hour. Please maintain accurate records of hours spent performing the services and submit monthly invoices which will be paid and processed within two weeks. You will receive an IRS Form 1099 for all compensation paid pursuant to this agreement. You will be responsible for all taxes associated with this compensation.
C.Term of the Agreement. We anticipate utilizing your services for up to (12) months, until May 31, 2024. The parties may mutually agree to extend the term of the agreement beyond this period. Either party may terminate this agreement at any time, with or without cause or notice. If the agreement is terminated, you will be compensated for any hours already worked but not yet paid.
D.Relationship of the Parties. An independent contractor relationship will exist between the parties. You can determine when, where and how the services are performed, the number of hours and days of work, etc.
E.Governing Law. This agreement is governed by Michigan law. In the event of any dispute, the parties agree to resolve it consistent with the Dispute Resolution Policy you have previously acknowledged.
F.Entire Agreement. This agreement constitutes the entire agreement between you and Masco with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written representations, understandings, agreements or communications; provided, however, that the Severance Agreement and Release of All Liability and all agreements referenced in Paragraph 2(c) therein will continue in full force and effect.

G.Amendment. This agreement may be amended only by a written agreement signed by both you and by an authorized officer of Masco.

Please confirm your acceptance to the terms and conditions of this agreement by signing it below.

Sincerely,

Masco Corporation

By: /s/ Kenneth G. Cole
Kenneth G. Cole

Its: Vice President, General Counsel and Secretary

Agreed:

/s/ John G. Sznewajs
John Sznewajs
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